UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2017 (January 22, 2017)

CHANGE HEALTHCARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-34435	20-5799664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3055 Lebanon Pike, Suite 1000 Nashville, TN	37214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 932-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On January 22, 2017, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Change Healthcare Holdings, Inc. (the “Company”) and the full Board, after discussion with Company management and Ernst and Young LLP, the Company’s independent registered public accounting firm, determined that the audited consolidated financial statements as of and for the years ended December 31, 2015 and 2014 included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2016 and 2015 included in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, previously filed with the Securities and Exchange Commission (the “SEC”), should be amended to reflect the adjustments described below (the “Affected Periods”).

In connection with a planned contribution of substantially all of the net assets of the Company to a joint venture (the “Transaction”), prior conclusions regarding the Company’s accounting for certain historical transactions have been re-evaluated. As part of this re-evaluation, the Company has determined that a restatement of its audited consolidated financial statements as of and for the years ended December 31, 2015 and 2014 and the unaudited condensed consolidated financial statements as of and for the three and nine months ended September 30, 2016 and 2015 is appropriate. The restatement relates to the accounting treatment of certain items and results in an increase of our net income and reduction of balance sheet liabilities. There is no impact on cash flows for the related periods and EBITDA calculations under our credit agreement and indentures are not affected by the restatement.

In January 2014, the Company effected a change in the tax status of EBS Master LLC (“EBS Master”), one of its wholly-owned subsidiaries, from a partnership to a corporation. Prior to the tax status change, the Company recognized a deferred tax liability for the difference in the book and tax basis of its investment in EBS Master (i.e. outside basis). Following the tax status change, the Company’s deferred tax balances were required to reflect the differences in the book and tax bases of the individual assets and liabilities included in the corporation (i.e. inside basis). In connection with this restructuring, the Company evaluated, and its independent registered public accounting firm concurred with, the Company’s treatment of this change in tax status from an accounting perspective.

In January 2017, following the re-evaluation in connection with the Transaction, the Company, after consultation with its independent registered public accounting firm, determined that a portion of the deferred tax liability previously related to the outside basis was attributable to the excess of book over tax basis goodwill for which no deferred tax liability would be permitted under generally accepted accounting principles when calculated using the inside basis. Because the Company’s consolidated financial statements for the year ended December 31, 2014 included such a deferred tax liability, the Company will restate its consolidated financial statements as of and for the year ended December 31, 2014 to reflect the removal of this deferred tax liability and restate its consolidated financial statements as of and for the year ended December 31, 2015 and as of and for the three and nine months ended September 30, 2016 and 2015 to adjust for the effect of this 2014 adjustment on the subsequent periods. In addition, the Company will revise the financial statements for other errors related to deferred tax liabilities. The impact of these errors is immaterial to all periods presented.

For the year ended December 31, 2014, the elimination of this tax liability increased the Company’s income tax benefit (and net income) and decreased the Company’s deferred income tax liabilities by $190.7 million. This change had no impact on cash flows, EBITDA calculations under our credit agreement and indentures or compliance with our covenants thereunder.

The Company intends to present the restated financial information for the Affected Periods in the Company’s Amendments on Form 10-K/A for the fiscal year ended December 31, 2015 and Form 10-Q/A for the quarterly period ended September 30, 2016 (the “Amended Forms”). The Company intends to file the Amended Forms immediately following this filing. Accordingly, the Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2016 (the “2016 Interim Reports”) and the quarterly period ended September 30, 2016 (immediately prior to the filing of Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016) and the annual financial statements on Form 10-K for the year ended December 31, 2015 (immediately prior to filing of Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2015), and the quarterly periods within those years should not be relied upon at this time as a result of the restatements referred to herein. In the future, the Company may determine to restate one or both of the 2016 Interim Reports to make conforming changes to those presented in the Form 10-Q/A for the quarterly period ended September 30, 2016 regarding the reduction of the Company’s tax liability (which results in an increase in the Company’s tax benefit and net income and a decrease in the Company’s deferred tax liabilities). The restatements do not affect the Company’s reported cash flows or the calculation of EBITDA under the Company’s credit agreement or indentures and the Company does not expect any similar restatements of the 2016 Interim Reports to affect such items.

At the time of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, the Company’s chief executive officer (“CEO”) (principal executive officer) and the chief financial officer (“CFO”) (principal financial officer), concluded that the Company’s disclosure controls and procedures and internal control over financial reporting were effective as of December 31, 2015 and 2014. Subsequent to that evaluation, the Company’s management, including the Company’s CEO and CFO, concluded that the Company’s disclosure controls and procedures and internal control over financial reporting were not effective as of December 31, 2015 and 2014 because of a material weakness in the Company’s internal control over financial reporting related to the above described matter. As a result, the Company is restating Item 9A of Part II “Controls and Procedures” in the Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2015 to include additional disclosure specific to the material weakness then present. In addition, the Company is restating Item 4 of Part I “Controls and Procedures” in the Amendment No. 1 to the Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016 to include additional disclosures specific to the material weakness in disclosure controls and procedures then present related to the above described matter.

The Audit Committee, the Board and Company management have discussed the matters disclosed on this Current Report on Form 8-K with the Company’s independent registered public accounting firm, Ernst & Young LLP.

Some of the statements the Company makes in this Current Report on Form 8-K are forward-looking within the meaning of the federal securities laws and covered by the safe harbors created thereby. Those forward-looking statements include all statements that are not historical statements of fact and those regarding our intent, belief or expectations including, but not limited to, future financial and operating results, the Company’s plans, objectives, expectations and other statements that are not historical facts. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those anticipated in the forward-looking statements.

Although the Company believes that the assumptions underlying the forward-looking statements contained in this Current Report on Form 8-K are reasonable, any of these assumptions could prove to be inaccurate, and, therefore, there can be no assurance that the forward-looking statements included in this Current Report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, you should not regard the inclusion of such information as a representation by the Company or any other person that our objectives and plans will be achieved. The Company undertakes no obligation to publicly release any revisions to any forward-looking statements contained herein to reflect events and circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHANGE HEALTHCARE HOLDINGS, INC.
(Registrant)

By:	/s/ Gregory T. Stevens
Gregory T. Stevens
Executive Vice President, General Counsel and Secretary

Date: January 24, 2017